UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2020

PROPANC BIOPHARMA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54878	33-0662986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302, 6 Butler Street

Camberwell, VIC, 3124 Australia

(Address of principal executive offices) (Zip Code)

61 03 9882 0780

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.03 Material Modifications of Rights of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

Charter Amendment for Reverse Stock Split

On November 17, 2020, Propanc Biopharma, Inc. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation (the “Charter Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-1,000 Reverse Stock Split (the “Reverse Stock Split”) of the Company’s shares of common stock. The Reverse Stock Split was unanimously approved by the Company’s board of directors and approved by a majority vote of stockholders.

As a result of the Reverse Stock Split, every one thousand (1,000) shares of the Company’s pre-reverse split common stock will be combined and reclassified into one (1) share of common stock. Proportionate voting rights and other rights of common stock holders will not be affected by the Reverse Stock Split. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise hold a fractional share of common stock will receive one additional share for each fractional share.

The Company is authorized to issue 1,000,000,000 shares of common stock, $0.001 par value, and 1,500,005 shares of preferred stock, $0.01 par value. The Company’s board of directors shall have the authority to authorize the issuance of 1,500,005 shares of preferred stock with such rights, preferences and limitations as may be set from time to time by resolution of the board of directors and the filing of a Certificate of Designation as required by the General Corporation Law of the State of Delaware.

The foregoing description of the Charter Amendment is not complete and is qualified in its entirety by reference to the Charter Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

The Reverse Stock Split is intended to allow the Company to maintain legal compliance with outstanding debt and convertible note instruments (including the obligation to maintain adequate share reserves). In addition, the Reverse Stock Split is intended to increase the per share trading price of the Company’s common stock so as to qualify for an uplist to the OTC Markets Group QB Open Market exchange. The Company’s common stock will trade on The OTC Markets Group Pink Open Market exchange on a post-reverse split basis at the open of business on November 19, 2020 (the “Market Effective Date”). The Company’s post-reverse split common stock has a new CUSIP number (CUSIP No. 74346N404), but the par value and other terms of the common stock are not affected by the Reverse Stock Split. The common stock will trade under the ticker symbol “PPCBD” for the 20 business days following the Market Effective Date.

As of November 18, 2020, there were 688,670,618 shares of common stock outstanding. As a result of the Reverse Stock Split, there will be 688,671 shares of common stock outstanding. All holders of the Company’s options and warrants to purchase the Company’s commons stock will be adjusted in accordance with their terms, where applicable, to reflect the Reverse Stock Split.

The Company’s transfer agent, Action Stock Transfer Corporation, is acting as exchange agent for the Reverse Stock Split.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Incorporation of Propanc Biopharma, Inc., filed with the Secretary of State of the State of Delaware on November 17, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this

PROPANC BIOPHARMA, INC.

Dated: November 19, 2020	By:	/s/ James Nathanielsz
	Name:	James Nathanielsz
	Title:	Chief Executive Officer